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RENTRAK REPORTS FISCAL 2014 FOURTH QUARTER AND FULL YEAR FINANCIAL RESULTS

-- Quarterly Revenue Up 40%; TV Business Revenue Grows 94% --

-- Pay Per Transaction® Business Now Reported as Discontinued Operations --

PORTLAND, OR (June 3, 2014) - Rentrak Corporation (Nasdaq: RENT), the leader in precisely measuring movies and TV everywhere, today announced financial results for its fourth fiscal quarter and full year ended March 31, 2014.

Fiscal 2014 Fourth Quarter Financial Results
Rentrak’s Pay Per Transaction® (PPT®) business is now reflected in its entirety as discontinued operations, as a result of the company’s plan to divest the PPT® business. All periods presented have been revised to reflect this presentation. Unless otherwise noted, all discussions in this press release relate to continuing operations.

Revenue increased 40 percent to $21.6 million for the fourth quarter of fiscal 2014, up from $15.4 million for the same period last year.

(revenue in millions)	4Q FY14	4Q FY13	Percent Change	FY14	FY13	Percent Change
TV Everywhere™	$10.0	$5.2	94%	$31.3	$17.6	78%
Movies Everywhere™	$6.9	$6.2	13%	$26.5	$23.9	11%
OnDemand Everywhere®	$3.3	$3.0	9%	$12.8	$11.5	12%
Other services*	$1.4	$1.1	21%	$5.0	$4.0	24%
Total Revenue	$21.6	$15.4	40%	$75.6	$57.0	33%
Numbers may not sum due to rounding.
* Other services includes the company’s Studio Direct Revenue Share (DRS) and Home Entertainment Essentials
information businesses.

Gross margin improved to 66 percent of revenue for the fourth quarter of fiscal 2014, compared with 61 percent for the same period last year. The increase was primarily due to revenue growth, particularly in the company’s TV Everywhere™ business.

“With 40 percent growth in our continuing operations, and 94 percent growth in our TV business, the fourth quarter was exceptional,” said Bill Livek, Rentrak’s Vice Chairman and CEO. “We surpassed revenue growth expectations in the majority of our business lines, our pipeline remains strong and our future opportunities are solid. We achieved our goals for Rentrak’s Home Entertainment business, which has generated over $100 million of cash flow since 2006, to help fund our high-growth, high-margin information businesses. We are on track to sell the PPT® business, as we focus our efforts on expanding the value and utilization of Rentrak’s measurement and information services.”
Operating expenses for the fiscal 2014 fourth quarter totaled $17.1 million, versus $12.0 million for the fiscal 2013 fourth quarter. The increase related to the contingent consideration associated with the company’s acquisition of iTVX in August 2013, as well as headcount increases and other operating costs to support the company’s revenue growth.

Rentrak Reports Fiscal 2014 Fourth Quarter and Full Year Financial Results
June 3, 2014

Operating loss for the fiscal 2014 fourth quarter amounted to $2.8 million, which included $1.4 million in stock-based compensation costs, $1.6 million in expense related to the iTVX contingent consideration and $111,000 in reorganization costs. Operating loss for the fiscal 2013 fourth quarter was $2.6 million, which included $1.3 million in stock-based compensation costs. Excluding all of these amounts for both periods, operating income would have improved to $237,000 for the fiscal 2014 fourth quarter, compared with an operating loss of $1.3 million for the fiscal 2013 fourth quarter.
Loss from continuing operations, net of income taxes totaled $2.7 million, or $0.22 per share, for the fiscal 2014 fourth quarter, versus a loss from continuing operations, net of income taxes of $2.8 million, or $0.23 per share, for the same period last year. Excluding all of the costs mentioned above for both periods, income from continuing operations, net of income taxes for the fiscal 2014 fourth quarter would have been $381,000, or $0.03 per diluted share, compared with a loss from continuing operations, net of income taxes of $1.5 million, or $0.12 per share, for the same period last year.
Net loss, including discontinued operations, was $2.1 million, or $0.17 per share, for the fiscal 2014 fourth quarter. Net loss, including discontinued operations, was $2.0 million, or $0.17 per share, for the fiscal 2013 fourth quarter. Excluding all of the costs mentioned above for both periods, net income would have been $1.0 million, or $0.08 per diluted share, compared with a net loss of $738,000, or $0.06 per share, for the same period last year.
Adjusted EBITDA (a non-GAAP measure), was $1.9 million for the fiscal 2014 fourth quarter, compared with $13,000 for the fiscal 2013 fourth quarter.
Rentrak recorded a tax benefit of $163,000 for the fiscal 2014 fourth quarter, compared with a tax provision of $136,000 for the fiscal 2013 fourth quarter.
The company used $4.8 million and provided $6.3 million in cash from operating activities, including discontinued operations, for the fourth quarter and twelve months of fiscal 2014, respectively, compared with using $2.7 million and $1.6 million, respectively, for the comparable fiscal 2013 periods.
Rentrak’s cash, cash equivalents and marketable securities balance increased to $22.0 million at March 31, 2014, from $20.4 million at March 31, 2013.
Rentrak’s recent milestones include:

•	Growing its number of local TV station clients to approximately 315, across nearly 60 TV station groups, representing 43 percent and 20 percent year-over-year growth, respectively.

•	Expanding several long-term local TV station group relationships, including with Bonten Media and Nexstar Broadcasting Group.

•
Adding several new national and regional advertising agency clients, including Hill Holliday, Ad4! Group, Kelly Scott & Madison, PM Group and Wow Factor Marketing Group. Rentrak also added Wyse Advertising and expanded its relationship with Yaffe Group, both of which are now Rentrak exclusive agencies.

•	Signing its first major TV syndicator, Sony Pictures Television, to subscribe to Rentrak’s TV ratings currency, including its National and Local measurement services.

•	Signing several major and large independent studio clients for Rentrak’s PostTrak® and PreAct™ box office measurement and information services.

Long-Term Outlook
Rentrak said that it remains confident in its ability to continue generating substantial growth in revenue, including:

•	80 percent annual growth in its TV Everywhere™ business for the next several years.

•	12 percent annual growth in its Movies Everywhere™ business for the foreseeable future.

•	20 percent annual growth in its OnDemand Everywhere® business.

•	5 percent annual decline in its Other services that measure physical DVDs.

Fiscal 2014 Full Year Financial Results
Fiscal 2014 revenue grew to $75.6 million, up from $57.0 million last year.
Gross margin was 64 percent of revenue for fiscal 2014, compared with 63 percent for fiscal 2013.
The operating loss for fiscal 2014 totaled $9.5 million, which included $5.4 million in stock-based compensation costs, $2.7 million in expense related to the iTVX contingent consideration, $214,000 in acquisition related costs and $111,000 in reorganization costs. The fiscal 2013 operating loss totaled $26.5 million and included $15.9 million in costs related to the conversion of the company’s stock-based agreement with DISH Network, $5.5 million in stock-based compensation expense, $212,000 in

Rentrak Reports Fiscal 2014 Fourth Quarter and Full Year Financial Results
June 3, 2014

reorganization costs and $193,000 in acquisition costs. Excluding all of these amounts for both periods, the operating loss would have been $1.1 million for fiscal 2014, compared with an operating loss of $4.7 million for fiscal 2013.
Loss from continuing operations, net of income taxes totaled $7.2 million, or $0.59 per share, for fiscal 2014, versus a loss from continuing operations, net of income taxes of $25.2 million, or $2.14 per share, a year ago. Excluding all of the costs mentioned for both periods, and excluding the benefit related to the change in our valuation allowance on deferred tax assets recorded in the second quarter of fiscal 2014 of $324,000, income from continuing operations, net of income taxes for fiscal 2014 would have been $0.9 million, or $0.07 per share, compared with a loss from continuing operations, net of income taxes of $3.4 million, or $0.29 per share, for fiscal 2013.
Fiscal 2014 net loss, including discontinued operations, was $4.3 million, or $0.35 per share, compared with $22.6 million, or $1.93 per share, for fiscal 2013. Excluding the costs mentioned for both periods, net income would have been $3.8 million, or $0.31 per diluted share, compared with a net loss of $804,000, or $0.07 per share, for fiscal 2013.

Adjusted EBITDA was $5.0 million for fiscal 2014, compared with $137,000 for fiscal 2013.

Conference Call
Rentrak will hold a conference call at 5:00 p.m. ET/2:00 p.m. PT today to discuss its fiscal 2014 fourth quarter and full year financial results. Shareholders, members of the media and other interested parties may participate in the call by dialing 888-504-7963 from the U.S. or Canada, or 719-325-2144 from international locations, conference ID 8953768. This call is being webcast and can be accessed at Rentrak’s Web site at www.rentrak.com, where it will be archived through June 13, 2014. An audio replay of the conference call will be available through midnight June 10, 2014 by dialing 888-203-1122 from the U.S. or Canada, or 719-457-0820 from international locations, passcode 8953768. The slides that will be referenced during the call will be available on the company’s Web site at www.rentrak.com.
Note about Non-GAAP Financial Measures
Rentrak has disclosed non-GAAP net income (loss), non-GAAP earnings (loss) per share and adjusted EBITDA, which are non-GAAP financial measures as defined by SEC Regulation G, for the fiscal 2014 and 2013 fourth quarter and full year. A reconciliation of non-GAAP net income and non-GAAP earnings per share (EPS) to net income and EPS, the most comparable financial measures based upon generally accepted accounting principles (GAAP), is included in the financial tables at the end of this press release. A reconciliation of adjusted EBITDA, to net income, and EPS, the most comparable financial measures based upon GAAP, is also included in the financial tables at the end of this press release.
About Rentrak Corporation
Rentrak (RENT) is the entertainment and marketing industries’ premier provider of worldwide consumer viewership information, precisely measuring actual viewing behavior of movies and TV everywhere. Using our proprietary intelligence and technology, combined with advanced demographics, only Rentrak is the census currency for VOD and Movies. Rentrak provides the stable and robust audience measurement services that movie, television and advertising professionals across the globe have come to rely on to better deliver their business goals and more precisely target advertising across numerous platforms including box office, multiscreen television and home video. For more information on Rentrak, please visit www.rentrak.com.

Safe Harbor Statement
The foregoing paragraphs contain forward-looking statements within the meaning of the federal securities laws, including, without limitation, Rentrak’s ability to continue generating substantial growth in its TV Everywhere™ business and expected rates of growth for Rentrak’s Movies Everywhere™ and OnDemand Everywhere® businesses, expected rate of decrease in its service that measures physical DVDs, and expected divestiture of the PPT® business. These forward-looking statements are based on Rentrak’s current expectations, estimates and projections about its business and industry, management’s beliefs, and certain assumptions, all of which are subject to change. Forward-looking statements are not guarantees of future performance and Rentrak’s actual results may differ significantly as a result of a number of factors, including the company’s ability to attract new revenue-sharing customers and retain existing customers, the company’s success in maintaining its relationships with studios and other product suppliers, the company’s ability to successfully develop and market new services to create new revenue streams, its ability to successfully integrate acquired businesses, and Rentrak’s customers continuing to comply with the terms of their agreements. Additional factors that could affect Rentrak’s financial results are described in Rentrak’s reports on Form 10-K, 10-Q and other filings with the Securities and Exchange Commission. Results of operations in any past period should not be considered indicative of the results to be expected for future periods.
RENTF
(Financial Tables Follow)

Rentrak Reports Fiscal 2014 Fourth Quarter and Full Year Financial Results
June 3, 2014

Rentrak Corporation and Subsidiaries Consolidated Statements of Operations (In thousands, except per share amounts)

	For the Three Months Ended March 31,		For the Twelve Months Ended March 31,
	2014	2013	2014	2013
	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)
Revenue	$21,558	$15,421	$75,600	$57,033
Cost of revenue	7,309	6,082	27,247	21,347
Gross margin	14,249	9,339	48,353	35,686
Operating expenses:
Selling, general and administrative	14,340	10,234	48,799	55,998
Research, technology and innovation	2,758	1,719	9,014	6,215
Total operating expenses	17,098	11,953	57,813	62,213
Loss from continuing operations	(2,849)	(2,614)	(9,460)	(26,527)
Other income:
Investment income (expense), net	(19)	(12)	125	378
Loss from continuing operations before income taxes	(2,868)	(2,626)	(9,335)	(26,149)
Provision (benefit) for income taxes	(163)	136	(2,183)	(980)
Loss from continuing operations, net of income taxes	(2,705)	(2,762)	(7,152)	(25,169)
Income from discontinued operations, net of income taxes	555	704	2,783	2,491
Net loss	(2,150)	(2,058)	(4,369)	(22,678)
Net loss attributable to noncontrolling interest	(63)	(30)	(115)	(61)
Net loss attributable to Rentrak Corporation	$(2,087)	$(2,028)	$(4,254)	$(22,617)

Loss per share from continuing operations attributable to Rentrak Corporation common stockholders:
Basic	$(0.22)	$(0.23)	$(0.59)	$(2.14)
Diluted	$(0.22)	$(0.23)	$(0.59)	$(2.14)
Income per share from discontinued operations attributable to Rentrak Corporation common stockholders:
Basic	$0.05	$0.06	$0.24	$0.21
Diluted	$0.05	$0.06	$0.24	$0.21
Net loss per share attributable to Rentrak Corporation common stockholders:
Basic	$(0.17)	$(0.17)	$(0.35)	$(1.93)
Diluted	$(0.17)	$(0.17)	$(0.35)	$(1.93)
Shares used in per share calculations:
Basic	12,336	12,038	12,177	11,733
Diluted	12,336	12,038	12,177	11,733

Rentrak Reports Fiscal 2014 Fourth Quarter and Full Year Financial Results
June 3, 2014

Rentrak Corporation and Subsidiaries Consolidated Balance Sheets (In thousands, except per share amounts)

	March 31,
	2014	2013
	(Unaudited)	(Audited)
Assets
Current Assets:
Cash and cash equivalents	$5,102	$3,835
Marketable securities	16,868	16,588
Accounts receivable, net of allowances for doubtful accounts of $162 and $305	12,525	7,634
Taxes receivable and prepaid taxes	122	—
Deferred tax assets, net	44	—
Assets held for sale	5,443	9,514
Other current assets	2,818	2,083
Total Current Assets	42,922	39,654
Property and equipment, net of accumulated depreciation of $23,785 and $18,941	17,891	13,903
Goodwill	7,034	4,998
Other intangible assets, net of accumulated amortization of $3,447 and $2,343	12,724	12,396
Other assets	696	830
Total Assets	$81,267	$71,781
Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$2,339	$1,013
Accrued liabilities	370	912
Accrued data provider liabilities	3,887	3,459
Accrued compensation	6,743	5,210
Deferred tax liabilities, net	—	36
Deferred revenue and other credits	2,644	2,610
Liabilities held for sale	3,858	5,495
Total Current Liabilities	19,841	18,735
Deferred rent, long-term	2,413	2,238
Accrued compensation, long-term	4,700	—
Taxes payable, long-term	520	713
Deferred tax liability, net, long-term	759	574
Note payable and accrued interest	—	550
Total Liabilities	28,233	22,810
Commitments and Contingencies	—	—
Stockholders’ Equity:
Preferred stock, $0.001 par value; 10,000 shares authorized; none issued	—	—
Common stock, $0.001 par value; 30,000 shares authorized; shares issued and outstanding: 12,213 and 11,892	12	12
Capital in excess of par value	83,562	75,508
Accumulated other comprehensive income	409	31
Accumulated deficit	(31,823)	(27,569)
Stockholders’ Equity attributable to Rentrak Corporation	52,160	47,982
Noncontrolling interest	874	989
Total Stockholders’ Equity	53,034	48,971
Total Liabilities and Stockholders’ Equity	$81,267	$71,781

Rentrak Reports Fiscal 2014 Fourth Quarter and Full Year Financial Results
June 3, 2014

Rentrak Corporation and Subsidiaries Consolidated Statements of Cash Flows (In thousands)

	For the Twelve Months Ended March 31,
	2014	2013	2012
	(Unaudited)	(Audited)	(Audited)
Cash flows from operating activities:
Net loss	$(4,369)	$(22,678)	$(6,426)
Income from discontinued operations, net of income taxes	(2,783)	(2,491)	(2,753)
Adjustments to reconcile net loss to net cash flows provided by (used in) operating activities of continuing operations:
Tax benefit from stock-based compensation	—	—	81
Depreciation and amortization	5,929	4,790	4,180
Stock-based compensation	8,058	18,781	4,952
Deferred income taxes	105	579	1,425
Loss on disposition of assets	4	29	1
Realized loss (gain) on marketable securities	65	(197)	(73)
Interest on note payable	—	25	25
Adjustment to allowance for doubtful accounts	(143)	145	28
(Increase) decrease, net of effect of acquisition, in:
Accounts and notes receivable	(4,891)	(564)	(434)
Taxes receivable and prepaid taxes	(122)	—	1,726
Other assets	(601)	(1,404)	72
Increase (decrease), net of effect of acquisition, in:
Accounts payable	1,156	(291)	—
Taxes payable	(286)	(33)	(422)
Accrued liabilities and compensation	1,512	(1,716)	2,642
Deferred revenue	(59)	489	705
Deferred rent	219	503	944
Net cash provided by operating activities of discontinued operations	2,471	2,387	3,528
Net cash provided by (used in) operating activities	6,265	(1,646)	10,201
Cash flows from investing activities:
Purchase of marketable securities	(23,004)	(23,091)	(18,403)
Sale of marketable securities	22,668	28,793	18,971
Proceeds from the sale of assets	—	47	—
Payments made to develop intangible assets	(174)	(183)	—
Purchase of property and equipment	(7,662)	(7,024)	(5,099)
Net cash used by investing activities of discontinued operations	(114)	(86)	(36)
Cash paid for acquisition	(372)	—	—
Net cash used in investing activities	(8,658)	(1,544)	(4,567)
Cash flows from financing activities:
Proceeds from note payable	—	—	500
Contributions from noncontrolling interest	—	1,050	—
Issuance of common stock	3,471	770	262
Repurchase of common stock	—	—	(4,341)
Net cash provided by (used in) financing activities	3,471	1,820	(3,579)
Effect of foreign exchange translation on cash	189	(321)	(350)
Increase (decrease) in cash and cash equivalents	1,267	(1,691)	1,705
Cash and cash equivalents:

Rentrak Reports Fiscal 2014 Fourth Quarter and Full Year Financial Results
June 3, 2014

Rentrak Corporation and Subsidiaries Consolidated Statements of Cash Flows (In thousands)

	For the Twelve Months Ended March 31,
	2014	2013	2012
Beginning of period	3,835	5,526	3,821
End of period	$5,102	$3,835	$5,526
Supplemental information:
Income taxes paid	$309	$401	$328
Income tax refunds	9	60	2,101
Capitalized stock-based compensation	1,614	512	362
Decrease in leasehold improvements related to forgiven loan	550	—	—
Common stock used to pay for acquisition	405	—	—

Rentrak Reports Fiscal 2014 Fourth Quarter and Full Year Financial Results
June 3, 2014

Rentrak Corporation Reconciliation of GAAP and Non-GAAP Financial Measures Adjusted EBITDA & Non-GAAP Diluted EPS (In thousands, except per share amounts) (Unaudited)

	For the Three Months Ended March 31,		For the Twelve Months Ended March 31,
	2014	2013	2014	2013
Net loss attributable to Rentrak Corporation	$(2,087)	$(2,028)	$(4,254)	$(22,617)
Adjustments:
Income from discontinued operations, net of income taxes	(555)	(704)	(2,783)	(2,491)
Provision (benefit) for income taxes	(163)	136	(2,183)	(980)
Investment income (expense), net	19	12	(125)	(378)
Depreciation and amortization	1,600	1,307	5,929	4,790
Stock-based compensation (1)	1,376	1,290	5,358	5,544
Adjusted EBITDA	$190	$13	$1,942	$(16,132)
DISH & iTVX stock-based compensation	1,600	—	2,700	15,864
Acquisition costs	—	—	214	193
Reorganization costs	111	—	111	212
Adjusted EBITDA before DISH stock-based compensation, acquisition and reorganization costs	$1,901	$13	$4,967	$137
(1) Excludes DISH & iTVX stock-based compensation.

	For the Three Months Ended March 31,		For the Twelve Months Ended March 31,
	2014	2013	2014	2013
Diluted EPS, as reported	$(0.17)	$(0.17)	$(0.35)	$(1.93)
DISH & iTVX stock-based compensation	0.13	—	0.22	1.35
Income from discontinued operations, net of income taxes	(0.05)	(0.06)	(0.24)	(0.21)
Other items:
Reorganization	0.01	—	0.01	0.02
Acquisitions	—	—	0.02	0.02
Valuation allowance on deferred tax assets	—	—	(0.03)	—
Stock-based compensation (1)	0.11	0.11	0.44	0.47
Total other items	0.12	0.11	0.44	0.51
Diluted EPS, non-GAAP	$0.03	$(0.12)	$0.07	$(0.28)
(1) Excludes DISH & iTVX stock-based compensation

About Adjusted EBITDA and Non-GAAP Diluted EPS
From time to time, Rentrak may refer to Adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation, Amortization and Stock-based Compensation) and “non-GAAP diluted EPS” in its conference calls and discussions with investors and analysts in connection with the company’s reported historical financial results. Adjusted EBITDA does not represent cash flows from operations as defined by generally accepted accounting principles (“GAAP”), is not derived in accordance with GAAP and should not be considered by the reader as an alternative to net income (the most comparable GAAP financial measure to Adjusted EBITDA). Non-GAAP diluted EPS does not measure diluted EPS as defined by GAAP, is not derived in accordance with GAAP and should not be considered by the reader as an alternative to reported diluted EPS. The reconciliation of GAAP and non-GAAP financial measures for the three and twelve month periods ended March 31, 2014 and 2013 are included in the above table. Rentrak’s management believes that Adjusted EBITDA is helpful as an indicator of the current financial performance of the company and its capacity to operationally fund capital expenditures and working capital requirements. Due to the nature of the company’s internally-developed software policies and its use of stock-based compensation, Rentrak incurs significant non-cash charges for depreciation, amortization and stock-based compensation expense that may not be indicative of its operating performance from a cash perspective. Rentrak also adjusts for acquisition and non-recurring costs as Rentrak’s management believes this provides a useful metric by which to compare the performance from period to period. In addition, Rentrak’s management believes that these costs as well as stock-based compensation should be factored out of reported EPS in order to provide a more useful indicator of the current financial performance of the company. No tax rate was applied to these adjustments because the company has established a valuation reserve against its deferred tax assets. Due to the nature of the company’s equity and stock-based compensation plans and arrangements, costs associated with acquisitions and items which are considered nonrecurring in nature, the company’s diluted EPS, which includes these items, may not be indicative of its on-going operating performance.